Exhibit 99.1

TransAtlantic Petroleum Ltd.

Announces Change in OTC Bulletin Board Ticker Symbol

FOR IMMEDIATE RELEASE

Dallas, Texas (October 20, 2009) – TransAtlantic Petroleum Ltd. (TSX: TNP) (OTCBB: TATPF.OB) today announced that trading of the Company’s common shares on the OTC Bulletin Board has commenced under a new ticker symbol, “TATPF.” The new symbol has been issued as a result of the Company’s name change from TransAtlantic Petroleum Corp. to TransAtlantic Petroleum Ltd. and the issuance of a new CUSIP number for the Company’s common shares, which occurred in connection with the Company’s continuance to Bermuda on October 1, 2009. The Company’s new CUSIP number is G89982105. Holders of the Company’s common shares do not need to take any action as a result of the recent changes.

About TransAtlantic

TransAtlantic Petroleum Ltd. is a vertically integrated, international energy company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. The Company holds interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Romania, and California. Additional information about the Company may be obtained by visiting the Company’s website, www.transatlanticpetroleum.com.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contact:

Matt McCann, CEO

Scott C. Larsen, President

Phone:	(214) 220-4323
Internet:	http://www.transatlanticpetroleum.com
Address:	5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206

This news release contains statements regarding expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the continuing ability of the Company to operate effectively internationally, reliance on current oil and gas laws, rules and regulations, volatility of oil and gas prices, fluctuations in currency and interest rates, imprecision of resource estimates, the results of exploration, development and drilling, imprecision in estimates of future production capacity, changes in environmental and other regulations or the interpretation of such regulations, the ability to obtain necessary regulatory approvals, weather and general economic and business conditions.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.